Exhibit 10.1

Information Concerning Executive Compensation

On December 24, 2012, the Compensation Committee of HomeFed Corporation (the “Company”) approved annual salary increases (effective January 1, 2013) and discretionary 2012 cash bonuses for each of the Company’s executive officers who were included as named executive officers in the Company’s 2012 proxy statement and Mr. John Kent Aden, Jr. who was elected as a Vice President of the Company in May 2012.

Name and Title	Base Salary in 2013	Bonus Award for 20121

John Kent Aden, Jr.	$231,750	$182,904	2
Vice President

Paul J. Borden	$292,172	$283,333	3
President and Chief Executive Officer

Christian E. Foulger	$152,974	$154,456
Vice President

Erin N. Ruhe	$152,974	$129,456
Vice President,
Treasurer and Controller

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1 Includes a holiday bonus paid to each of the named executive officers based on a percentage of salary of $4,154 for Mr. Aden, $8,510 for Mr. Borden, $4,456 for Mr. Foulger and $4,456 for Ms. Ruhe.

2Also includes auto allowance bonus of $3,750 for Mr. Aden.

3 Also includes a gross-up bonus of $49,823 for Mr. Borden as reimbursement for taxes payable on travel, commuting and lodging expenses.